Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2005

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2005, Micromuse Inc. completed its acquisition of Quallaby Corporation, a privately held software company based in Lowell, Massachusetts, pursuant to an Agreement and Plan of Merger dated as of April 7, 2005, by and among Micromuse Inc., Sydney Acquisition Inc. (a subsidiary of Micromuse), and Quallaby Corporation. Subject to the terms of the merger agreement, the purchase price was $33 million in cash. Micromuse also assumed and converted outstanding options to purchase Quallaby common stock into options to acquire approximately 1.6 million shares of Micromuse common stock. These Micromuse options and underlying shares were granted under the existing Micromuse 1997 Stock Option/Stock Issuance Plan.

Lloyd Carney, who currently serves as Chairman of the Board and Chief Executive Officer of Micromuse, is a limited partner, with no voting rights, in two investment funds that held preferred stock in Quallaby Corporation. Mr. Carney’s indirect interest in the acquisition consideration payable to these funds is estimated to be less than $20,000. The material facts as to Mr. Carney’s indirect interest in the acquisition had been disclosed and were known to the Micromuse Board during its deliberations regarding, and approval of, the merger. The Board deemed Mr. Carney’s interest not material.

The foregoing summary is not a complete description of the merger agreement and is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.1 to Form 8-K filed by Micromuse on April 13, 2005, to report the signing of the agreement. The merger agreement is incorporated in this Item 2.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this item are not included with this report of the completed acquisition under Item 2.01. The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b) Pro Forma Financial Information. The financial statements required by this item are not included with this report of the completed acquisition under Item 2.01. The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(c)	Exhibit:

	2.1	Agreement and Plan of Merger dated as of April 7, 2005, by and among Micromuse Inc., Sydney Acquisition Inc. (subsidiary of Micromuse) and Quallaby Corporation (incorporated by reference from Exhibit 2.1 to Form 8-K filed by Micromuse on April 13, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.

Date: June 2, 2005
	By:	/s/ Nell O’Donnell
	Name:	Nell O’Donnell
	Title:	Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of April 7, 2005, by and among Micromuse Inc., Sydney Acquisition Inc. (subsidiary of Micromuse) and Quallaby Corporation (incorporated by reference from Exhibit 2.1 to Form 8-K filed by Micromuse on April 13, 2005).

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